Exhibit 99

FOR IMMEDIATE RELEASE

EMERGENT BIOSOLUTIONS REPORTS THIRD QUARTER AND NINE MONTHS 2017 FINANCIAL RESULTS; RAISES CALENDAR YEAR 2017 GUIDANCE

GAITHERSBURG, MD, November 2, 2017—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and nine months ended September 30, 2017.

FINANCIAL HIGHLIGHTS

(in millions)	3Q 2017	3Q 2016	(1)
Total Revenues	$149.4	$142.9
Net Income	$33.6	$20.4
Adjusted Net Income (2)	$37.1	$27.5
EBITDA (2)	$57.5	$45.3

(in millions)	9 Months 2017	9 Months 2016 (1)
Total Revenues	$367.1	$337.1
Net Income	$48.7	$30.2
Adjusted Net Income (2)	$57.8	$40.9
EBITDA (2)	$100.8	$80.4

(1)  See "Reconciliation of Statement of Operations" for a reconciliation of the Company's Statement of Operations for the Three and Nine Months Ended September 30, 2016 on a continuing operations basis to that on a combined basis.

(2)  See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

Q3 2017 AND RECENT BUSINESS ACCOMPLISHMENTS

Acquisitions
•
Acquired Sanofi's ACAM2000® business, including ACAM2000 (Smallpox (Vaccinia) Vaccine, Live), the only smallpox vaccine licensed by the Food and Drug Administration (FDA), related manufacturing facilities and employees, and responsibility for an existing 10-year, $425 million contract with the Centers for Disease Control and Prevention with a remaining value of up to approximately $160 million for deliveries of ACAM2000 to the Strategic National Stockpile (SNS)

•
Acquired raxibacumab, an FDA-approved anthrax monoclonal antibody, from GSK and assumed responsibility for a multi-year contract with the Biomedical Advanced Research and Development Authority (BARDA), with a remaining value of up to approximately $130 million, to supply raxibacumab to the SNS

Procurement Contracts
•
Awarded a five-year follow-on contract valued at up to $171 million by the U.S. Department of Defense (DoD) to supply RSDL® (Reactive Skin Decontamination Lotion Kit) for use by all branches of the U.S. military

•
Awarded a contract valued at up to approximately $25 million by the U.S. Department of State to supply TROBIGARD™ (Atropine Sulfate [2mg]/Obidoxime Chloride [220mg]) auto-injector, a drug and device combination product for emergency use in the event of nerve agent or organophosphate poisoning

Development Contracts
•
Licensed global exclusive rights to a Zika vaccine technology from Valneva and disclosed plans to co-develop the ZIKV-VLA1601 vaccine candidate through completion of a Phase 1 trial, scheduled for initiation in late 2017 or early 2018

•	Awarded a contract valued at approximately $63 million by BARDA to develop an antidote spray device for the treatment of known or suspected acute cyanide poisoning
•	Received an approximately $23 million award to develop a novel, multi-drug auto-injector platform for nerve agent antidote delivery for the DoD
Financing
•	Closed on a new five-year $200 million syndicated senior secured credit facility including an accordion feature enabling $100 million of additional capacity for a total of $300 million

2017 FINANCIAL PERFORMANCE (Unaudited)

(I) Quarter Ended September 30, 2017

Revenues

Total Revenues
For Q3 2017, Total revenues were $149.4 million, an increase of 5% as compared to 2016. The increase is primarily driven by increased product sales, namely Other product sales, and contract manufacturing revenues, offset by lower contracts and grants revenue.

Product Sales
For Q3 2017, Product sales were $114.3 million, an increase of 18% as compared to 2016. The increase is principally attributable to other product sales and, specifically, sales related to the timing of BAT deliveries to the SNS and RSDL shipments to the DoD, along with international sales of VIGIV and Trobigard, all offset by lower BioThrax sales due to the timing of BioThrax deliveries to the SNS.

	Three Months Ended September 30,
(in millions)	2017	2016	% Change
Product Sales
BioThrax®	$83.5	$94.1	(11%)
Other	$30.8	$2.6	1,093%
Total Product Sales	$114.3	$96.7	18%

Contract Manufacturing
For Q3 2017, revenue from the Company's contract manufacturing operations was $18.9 million, an increase of 29% as compared to 2016. The increase primarily reflects an increase in fill/finish and bulk manufacturing services to commercial entities.

Contracts and Grants

For Q3 2017, contracts and grants revenue was $16.2 million, a decrease of 48% as compared to 2016. The decrease primarily reflects a reduction in revenue associated with the successful completion of multiple U.S. Government contracts as well as reduced R&D activities related to certain ongoing funded development programs.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q3 2017, cost of product sales and contract manufacturing was $44.5 million, an increase of 12% as compared to 2016. The increase primarily reflects the impact of higher international sales of VIGIV and sales of BAT to the SNS.

Research and Development
For Q3 2017, gross R&D expenses were $22.7 million, a decrease of 17% as compared to 2016. The decrease primarily reflects lower costs associated with reduced contract development services performed during the period.

For Q3 2017, net R&D was $6.5 million, as compared to being fully funded and resulting in a net contribution from funded development programs of $4.3 million in 2016. Net R&D, which is more representative of the Company's actual out-of-pocket investment in product development, is calculated as gross research and development expenses less contracts and grants revenue.

	Three Months Ended September 30,
(in millions)	2017	2016	% Change
Research and Development Expenses [Gross]	$22.7	$27.2	(17%)
Adjustments:
- Contracts and grants revenue	$16.2	$31.5	(48%)
Net Research and Development Expenses (Income)	$6.5	$(4.3)	--

Selling, General and Administrative
For Q3 2017, Selling, general and administrative expenses were $34.5 million, a decrease of 15% as compared to 2016. The decrease is attributable to lower restructuring costs.

Net Income & Adjusted Net Income
For Q3 2017, Net income was $33.6 million, or $0.68 per diluted share, versus $20.4 million, or $0.43 per diluted share, in 2016.

For Q3 2017 and 2016, net income per diluted share is computed using the "if-converted" method. This method requires net income to be adjusted to add back interest expense and amortization of debt issuance cost, both net of tax, associated with the Company's 2.875% Convertible Senior Notes due 2021. The following table details the adjustments made in this calculation.

	Three Months Ended September 30,
(in millions, except per share value)	2017		2016
Net Income		$33.6		$20.4
Adjustments:
+ Interest expense, net of tax		0.7		0.9
+ Amortization of debt issuance costs, net of tax		0.2		0.2
Net Income, adjusted Net Income Per Diluted Share, adjusted	$ $	34.5 0.68	$ $	21.5 0.43
Weighted Average Diluted Shares		50.5		49.4

For Q3 2017 and 2016, Adjusted Net Income, a non-GAAP measure, was $37.1 million and $27.5 million, respectively. See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

(II) Nine Months Ended September 30, 2017

Revenues

Total Revenues
For the nine months of 2017, Total revenues were $367.1 million, an increase of 9% as compared to 2016. The increase is attributable to significantly increased product sales, notably Other product sales, and contract manufacturing services revenue offset by a decrease in contracts and grants revenue and lower BioThrax sales due to the timing of deliveries of BioThrax to the SNS.

Product Sales
For the nine months of 2017, Product sales were $259.9 million, an increase of 24% as compared to 2016. The increase is principally attributable to higher Other product sales, specifically timing of BAT deliveries to the SNS and RSDL shipments to the DoD, along with international sales of VIGIV and Trobigard.

	Nine Months Ended September 30,
(in millions)	2017	2016	% Change
Product Sales
BioThrax®	$179.6	$193.3	(7%)
Other	$80.3	$15.5	417%
Total Product Sales	$259.9	$208.8	24%

Contract Manufacturing
For the nine months of 2017, revenue from the Company's contract manufacturing operations was $52.7 million, an increase of 62% as compared to 2016. The increase primarily reflects an increase in fill/finish and bulk manufacturing services to commercial entities.

Contracts and Grants
For the nine months of 2017, contracts and grants revenue was $54.5 million, a decrease of 43% as compared to 2016. The decrease primarily reflects a reduction in revenue associated with the successful completion of multiple U.S. Government contracts as well as reduced R&D activities related to certain ongoing funded development programs.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For the nine months of 2017, Cost of product sales and contract manufacturing was $125.4 million, an increase of 35% as compared to 2016. The increase primarily reflects the impact of higher international sales of VIGIV and sales of BAT to the SNS, along with increased costs associated with the expansion of our contract manufacturing business.

Research and Development
For the nine months of 2017, gross R&D expenses were $68.9 million, a decrease of 15% as compared to 2016. The decrease primarily reflects lower costs associated with reduced contract development services performed during the period.

For the nine months of 2017, net R&D was $14.4 million, as compared to being fully funded and resulting in a net contribution from funded development programs of $14.7 million in 2016. Net R&D, which is more representative of the Company's actual out-of-pocket investment in product development, is calculated as gross research and development expenses less contracts and grants revenue.

	Nine Months Ended September 30,
(in millions)	2017	2016	% Change
Research and Development Expenses [Gross]	$68.9	$81.2	(15%)
Adjustments:
- Contracts and grants revenue	$54.5	$95.9	(43%)
Net Research and Development Expenses (Income)	$14.4	$(14.7)	--

Selling, General and Administrative
For the nine months of 2017, selling, general and administrative expenses were $101.5 million, a decrease of 6% as compared to 2016. The decrease is attributable to lower restructuring costs.

Net Income & Adjusted Net Income
For the nine months of 2017, Net income was $48.7 million, or $1.03 per diluted share, versus $30.2 million, or $0.68 per diluted share, in 2016.

For the nine months of 2017 and 2016, net income per diluted share is computed using the "if-converted" method. This method requires net income to be adjusted to add back interest expense and amortization of debt issuance cost, both net of tax, associated with the Company's 2.875% Convertible Senior Notes due 2021. The following table details the adjustments made in this calculation.

	Nine Months Ended September 30,
(in millions, except per share value)	2017		2016
Net Income		$48.7		$30.2
Adjustments:
+ Interest expense, net of tax		2.4		2.2
+ Amortization of debt issuance costs, net of tax		0.6		0.6
Net Income, adjusted Net Income Per Diluted Share, adjusted	$ $	51.7 1.03	$ $	33.0 0.68
Weighted Average Diluted Shares		50.1		48.8

For the nine months of 2017 and 2016, Adjusted Net Income, a non-GAAP measure, was $57.8 million and $40.9 million, respectively. See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

2017 FORECAST
Full Year 2017 Forecast
Taking into account the year-to-date performance as well as our recent acquisitions and other news flow, the company is raising its financial forecast for the full year to reflect the strength of the company's operations.

(in millions)	REVISED	Previous
Total Revenues	$540 to $560	$500 to $530
BioThrax®	$280 to $290	$265 to $280
Net Income	$70 to $80	$60 to $70
Adjusted Net Income (1)	$85 to $95	$70 to $80
EBITDA (1)	$150 to $160	$135 to $145

(1)  See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

CONFERENCE CALL AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, November 2, 2017, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent's website:

Live Teleconference Information: Dial in number: (855) 766-6521 Conference ID: 29706026

Live Webcast Information: Visit https://edge.media-server.com/m6/p/dvysvtww for the live webcast feed.

A replay of the call can be accessed on Emergent's website emergentbiosolutions.com under "Investors."

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions Inc. is a global life sciences company focused on providing specialty products for civilian and military populations that address accidental, intentional, and naturally emerging public health threats. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at emergentbiosolutions.com. Follow us @emergentbiosolu.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance, statements regarding the potential opportunities and anticipated financial implications of our acquisitions of the ACAM2000 business from Sanofi Pasteur Biologics, LLC and raxibacumab from GlaxoSmithKline LLC, and any other statements containing the words "will," "believes," "expects," "anticipates," "intends," "plans," "targets," "forecasts," "estimates" and similar expressions in conjunction with, among other things, discussions of the Company's outlook, financial performance or financial condition, growth strategy, acquisition strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, product development, and Emergency Use Authorization (EUA) or other regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including the availability of funding and the exercise of options under our BioThrax and NuThrax contracts; appropriations for the procurement of our products; our ability to secure EUA pre-authorization approval and licensure of NuThrax from the U.S. Food and Drug Administration within the anticipated timeframe, if at all; availability of funding for our U.S. government grants and contracts; our ability to identify and acquire or in-license products or product candidates that satisfy our selection criteria; our ability to successfully integrate and develop the products or product candidates, programs, operations and personnel of any entities, businesses or products that we acquire, including our recently completed acquisitions of the ACAM2000 business from Sanofi and raxibacumab from GSK and the timing and receipt of required FDA approvals for actions contemplated in connection with our integration of these products; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; the results of regulatory inspections; the outcome of the class action lawsuit filed against us and possible other future material legal proceedings; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.

###

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Lynn Kieffer Vice President, Corporate Communications (o) 240/631-3391 kiefferl@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,
	2017	2016
	(Unaudited)
Revenues:
Product sales	$114,296	$96,698
Contract manufacturing	18,912	14,712
Contracts and grants	16,226	31,504
Total revenues	149,434	142,914

Operating expenses:
Cost of product sales and contract manufacturing	44,503	39,560
Research and development	22,659	27,188
Selling, general and administrative	34,503	40,688
Income from operations	47,769	35,478

Other income (expense):
Interest income	637	358
Interest expense	(1,991)	(2,049)
Other expense, net	(101)	(234)
Total other expense, net	(1,455)	(1,925)

Income from continuing operations before provision for income taxes	46,314	33,553
Provision for income taxes	12,763	13,165
Net income from continuing operations	33,551	20,388
Net income from discontinued operations	-	952
Net income	$33,551	$21,340

Net income per share from continuing operations - basic	$0.81	$0.50
Net income per share from discontinued operations - basic	-	0.02
Net income per share - basic	$0.81	$0.52

Net income per share from continuing operations - diluted	$0.68	$0.43
Net income per share from discontinued operations - diluted	-	0.02
Net income per share - diluted (3)	$0.68	$0.45

Weighted-average number of shares - basic	41,222,504	40,465,423
Weighted-average number of shares - diluted	50,467,829	49,440,313

(3)	See "Net Income from Continuing Operations" for explanation of adjustments to denominator for per diluted share calculation.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Nine Months Ended September 30,
	2017	2016
	(Unaudited)
Revenues:
Product sales	$259,875	$208,785
Contract manufacturing	52,700	32,455
Contracts and grants	54,489	95,879
Total revenues	367,064	337,119

Operating expenses:
Cost of product sales and contract manufacturing	125,449	93,025
Research and development	68,886	81,173
Selling, general and administrative	101,521	108,328
Income from operations	71,208	54,593

Other income (expense):
Interest income	1,593	764
Interest expense	(5,734)	(5,082)
Other expense, net	(387)	(176)
Total other expense, net	(4,528)	(4,494)

Income from continuing operations before provision for income taxes	66,680	50,099
Provision for income taxes	18,028	19,861
Net income from continuing operations	48,652	30,238
Net loss from discontinued operations	-	(15,854)
Net income	$48,652	$14,384

Net income per share from continuing operations - basic	$1.19	$0.75
Net loss per share from discontinued operations - basic	-	(0.40)
Net income per share - basic	$1.19	$0.35

Net income per share from continuing operations - diluted	$1.03	$0.68
Net loss per share from discontinued operations - diluted	-	(0.32)
Net income per share - diluted (4)	$1.03	$0.36

Weighted-average number of shares - basic	40,989,813	40,071,730
Weighted-average number of shares - diluted	50,090,088	48,826,597

(4)	See "Net Income from Continuing Operations" for explanation of adjustments to denominator for per diluted share calculation.

(1)
Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2017	December 31, 2016
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$340,991	$271,513
Restricted cash	1,043	-
Accounts receivable, net	129,357	138,478
Inventories	68,889	74,002
Income tax receivable, net	-	9,996
Prepaid expenses and other current assets	15,754	16,229
Total current assets	556,034	510,218

Property, plant and equipment, net	386,457	376,448
Intangible assets, net	29,202	33,865
Goodwill	41,001	41,001
Deferred tax assets, long-term, net	4,864	6,096
Other assets	6,644	2,483
Total assets	$1,024,202	$970,111
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$30,111	$34,649
Accrued expenses and other current liabilities	3,918	6,368
Accrued compensation	32,626	34,537
Notes payable, current portion	-	20,000
Contingent consideration, current portion	2,393	3,266
Income taxes payable	1,875	-
Deferred revenue, current portion	4,509	7,036
Total current liabilities	75,432	105,856

Contingent consideration, net of current portion	9,398	9,919
Long-term indebtedness	248,994	248,094
Deferred revenue, net of current portion	24,966	8,433
Other liabilities	1,702	1,604
Total liabilities	360,492	373,906

Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at both September 30, 2017 and December 31, 2016	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 41,807,978 shares issued and 41,382,429 shares outstanding at September 30, 2017; 40,996,890 shares issued and 40,574,060 shares outstanding at December 31, 2016	41	41
Treasury stock, at cost, 425,549 and 422,830 common shares at September 30, 2017 and December 31, 2016, respectively	(6,503)	(6,420)
Additional paid-in capital	370,855	352,435
Accumulated other comprehensive loss	(3,815)	(4,331)
Retained earnings	303,132	254,480
Total stockholders' equity	663,710	596,205
Total liabilities and stockholders' equity	$1,024,202	$970,111

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND EBITDA

This press release contains two financial measures (Adjusted Net Income and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)) that are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. The Company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the Company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended September 30,
(in millions, except per share value)	2017		2016		Source
Net Income		$33.6		$20.4	N/A
Adjustments:
+ Acquisition-related costs (transaction & integration)		2.4		1.0	SG&A
+ Non-cash amortization charges		2.3		2.0	COGS, SG&A, Other Income
+ Exit and disposal costs		0.1		7.9	SG&A
+ Impact of purchase accounting on inventory step-up		0.5		--	SG&A
Tax effect		(1.8)		(3.8)	N/A
Total Adjustments:		3.5		7.1	N/A
Adjusted Net Income Adjusted Net Income Per Diluted Share	$ $	37.1 0.73	$ $	27.5 0.56	N/A

	Nine Months Ended September 30,
(in millions, except per share value)	2017		2016		Source
Net Income		$48.7		$30.2	N/A
Adjustments:
+ Acquisition-related costs (transaction & integration)		4.1		1.2	SG&A
+ Non-cash amortization charges		6.2		6.5	COGS, SG&A, Other Income
+ Exit and disposal costs		1.5		8.7	SG&A
+ Impact of purchase accounting on inventory step-up		2.3		--	SG&A
Tax effect		(4.9)		(5.7)	N/A
Total Adjustments:		9.1		10.7	N/A
Adjusted Net Income Adjusted Net Income Per Diluted Share	$ $	57.8 1.15	$ $	40.9 0.84	N/A

Reconciliation of Net Income to EBITDA

	Three Months Ended September 30,
(in millions, except per share value)	2017		2016
Net Income		$33.6		$20.4
Adjustments:
+ Depreciation & Amortization		9.1		9.7
+ Provision for Income Taxes		12.8		13.2
+ Total Interest Expense		2.0		2.0
Total Adjustments		23.9		24.9
EBITDA EBITDA per Diluted Share	$ $	57.5 1.14	$ $	45.3 0.92

	Nine Months Ended September 30,
(in millions, except per share value)	2017		2016
Net Income		$48.7		$30.2
Adjustments:
+ Depreciation & Amortization		28.4		25.2
+ Provision for Income Taxes		18.0		19.9
+ Total Interest Expense		5.7		5.1
Total Adjustments		52.1		50.2
EBITDA EBITDA per Diluted Share	$ $	100.8 2.01	$ $	80.4 1.65

RECONCILIATION OF STATEMENT OF OPERATIONS
The following table provides a reconciliation of the Company's Statement of Operations for the Three and Nine Months Ended September 30, 2016 on a continuing operations basis to that on a combined basis, which takes into account the impact of the Aptevo-related discontinued operations.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in millions)

	Three Months Ended September 30, 2016
	Continuing Operations	Discontinuing Operations	Combined
Revenues:	(Unaudited)
Product sales	$96.7	$3.0	$99.7
Contract manufacturing	14.7	-	14.7
Contracts and grants	31.5	0.1	31.6
Total revenues	142.9	3.1	146.0

Operating expenses:
Cost of product sales and contract manufacturing	39.6	0.9	40.5
Research and development	27.2	2.5	29.7
Selling, general and administrative	40.7	7.5	48.2
Income (loss) from operations	35.5	(7.8)	27.6

Other income (expense):
Interest income	0.4	-	0.4
Interest expense	(2.0)	-	(2.0)
Other expense, net	(0.2)	(0.1)	(0.3)
Total other expense, net	(1.9)	(0.1)	(2.0)

Income (loss) before provision for (benefit) from income taxes	33.6	(7.9)	25.6
Provision for (benefit from) income taxes	13.2	(8.9)	4.3
Net income	$20.4	$1.0	$21.3

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in millions)

	Nine Months Ended September 30, 2016
	Continuing Operations	Discontinuing Operations	Combined
Revenues:	(Unaudited)
Product sales	$208.8	$21.2	$230.0
Contract manufacturing	32.5	-	32.5
Contracts and grants	95.9	0.2	96.1
Total revenues	337.1	21.4	358.5

Operating expenses:
Cost of product sales and contract manufacturing	93.0	11.6	104.6
Research and development	81.2	18.0	99.2
Selling, general and administrative	108.3	23.8	132.1
Income (loss) from operations	54.6	(32.0)	22.6

Other income (expense):
Interest income	0.8	-	0.8
Interest expense	(5.1)	-	(5.1)
Other expense, net	(0.2)	(0.0)	(0.2)
Total other expense, net	(4.5)	(0.0)	(4.5)

Income (loss) before provision for (benefit) from income taxes	50.1	(32.0)	18.1
Provision for (benefit from) income taxes	19.9	(16.2)	3.7
Net income (loss)	$30.2	$(15.9)	$14.4